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                                                                    Exhibit 23.5


                        CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated October 23, 1998, accompanying the financial statements of SouthWind Internet Access, Inc. included in the Registration Statement on Form S-4 (No. 333-77063) and related prospectus of OneMain.com, Inc. filed with the Securities and Exchange Commission which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-xxxxx), pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan, of the aforementioned report.



/s/  Grant Thornton LLP


Wichita, Kansas
May 13, 1999